Exhibit 10.3

AMENDMENT NUMBER ONE

TO THE

REGIONS FINANCIAL CORPORATION 401(K) PLAN

Amended and Restated Effective January 1, 2002 (the “Plan”)

As Adopted in November, 2008

Regions Financial Corporation further amends the Plan as follows:

1. Effective April 1, 2009, Section 4.01 shall be amended by adding to the end thereof the following Subsection (e):

(e) Notwithstanding the above, no Company Matching Contributions shall be made with respect to After-Tax Contributions or Pre-Tax Deferrals made with respect to pay periods beginning on or after April 1, 2009.

2. Effective April 1, 2009, Subsection 4.09(a) shall be amended by adding the following to the end thereof.

Notwithstanding the above and Subsections (c) and (d) below, no ADP Test Safe Harbor Contributions or ACP Test Safe Harbor Matching Contributions shall be made with respect to After-Tax Contributions or Pre-Tax Deferrals made with respect to pay period beginning on or after April 1, 2009.

3. Effective immediately upon adoption of this amendment, the last sentence of Section 4.02(c) and the last sentence of Section 4.02(d) are hereby deleted (the impact of this amendment being that Highly Compensated Participants may change their deferral elections on the same basis as other Participants).

4. Effective April 1, 2009, Section 6.09(b)(6) is hereby deleted (the impact of this amendment being that Highly Compensated Participants shall be eligible for hardship distributions on the same basis as other Participants).

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